                                                                       EXHIBIT 2

                                                         Pre-Merger Endo Warrant
                                                         -----------------------


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS (SUCH FEDERAL AND STATE LAWS, THE "SECURITIES LAWS"). THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER CONDITIONS, AS SPECIFIED IN THE WARRANT AGREEMENT (THE "WARRANT AGREEMENT"), DATED AS OF JULY 17, 2000 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF ENDO PHARMACEUTICALS HOLDINGS INC. (TOGETHER WITH ITS SUCCESSORS, THE "COMPANY") AND WHICH WILL BE MAILED TO A HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH HOLDER). THE HOLDER HEREOF, BY ACCEPTANCE OF THIS WARRANT, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH WARRANT AGREEMENT.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT PURSUANT TO THE PROVISIONS OF SUCH WARRANT AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND THE SECURITIES LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

                EXERCISABLE ON OR AFTER THE EXERCISABILITY DATE
                         AND ON OR BEFORE JULY 7, 2003

No. WT-1                                                     70,938,030 Warrants

                              Warrant Certificate

                      ENDO PHARMACEUTICALS HOLDINGS INC.

          This Warrant Certificate certifies that Endo Pharma LLC, or registered assigns, is the registered holder of Warrants expiring on or before July 7, 2003 (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the Exercisability Date and on or before 5:00 p.m. New York City Time on July 7, 2003 (the six-month anniversary of the Exercisability Date), (a) 0.416667 fully paid and nonassessable shares of Common Stock (each such share, a "Warrant Share") in the event the Adjustment Event (as defined in that certain Agreement and Plan of Merger, dated as of November 26, 1999, as may be amended and restated from time to time, by and among the Company, Endo Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Algos Pharmaceutical Corporation, a Delaware corporation) has not occurred prior to such time or (b) 0.250000 Warrant Shares in the event the Adjustment Event has occurred prior to such time, in either case, at the initial exercise price (the "Exercise Price") equal to $0.01 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price in the manner set forth in the Warrant Agreement, subject only to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          No Warrant may be exercised before the Exercisability Date or after 5:00 p.m., New York City Time, on July 7, 2003 and to the extent not exercised by such time such Warrants shall become void.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, Endo Pharmaceuticals Holdings Inc. has caused this Warrant Certificate to be signed by an officer and by its Secretary, each by a facsimile of his or her signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: July 17, 2000

                                 ENDO PHARMACEUTICALS HOLDINGS INC.


                                 By:  /s/ Carol A. Ammon
                                      --------------------------
                                      Name: Carol A. Ammon
                                      Title: President & Chief Executive Officer


                                 By:  /s/ Jeffrey R. Black
                                      --------------------------
                                      Name:  Jeffrey R. Black
                                      Title:   Secretary


Countersigned:

UNITED STATES TRUST COMPANY
OF NEW YORK,
as Warrant Agent


By:  /s/ Glenn E. Mitchell
     ----------------------------
     Name:  Glenn E. Mitchell
     Title: Vice President

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring July 7, 2003, entitling the holder on exercise to receive shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of July 17, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company to United States Trust Company of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or after the "Exercisability Date" and on or before July 7, 2003. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment in the manner provided for in the Warrant Agreement at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof and the Exercise Price may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                   (To Be Executed upon Exercise of Warrant)


          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________shares of Common Stock and herewith tenders payment for such shares to the order of Endo Pharmaceuticals Holdings Inc. in the amount of $______ payable in (select one or more: (i) cash and/or (ii) pursuant to a Cashless Exercise) in accordance with the terms hereof and of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is _____________ and that such shares be delivered to _______________ whose address is ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________________, whose address is ____________________________, and that such Warrant Certificate be delivered to ___________________________, whose address is
________________________.

                              Signature:

Date:

                              Signature Guaranteed:

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                            Number of
                                                            Warrants of
                  Amount of            Amount of            this Global
                  decrease in          increase in          Warrant             Signature of
                  Number of            Number of            following           authorized
 Date of          Warrants of this     Warrants of this     such decrease       officer of
 Exchange         Global Warrant       Global Warrant       or increase         Warrant Agent
----------       ------------------   ------------------   ---------------     ---------------